MutualFirst Financial Announces Second Quarter Earnings

MUNCIE, Ind., July 25, 2018 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company of MutualBank (the "Bank"), announced today adjusted net income available to common shareholders, excluding $1.1 million of one-time merger related expenses, net of tax, for the second quarter ended June 30, 2018 was $5.3 million, or $0.60 diluted earnings per common share. This compares to net income available to common shareholders for the same period in 2017 of $3.9 million, or $0.52 diluted earnings per common share. The adjusted net income for the second quarter ended June 30, 2018 represents an annualized return on average assets of 1.05% and return on average tangible common equity of 13.22% compared to 0.99% and 10.92%, respectively, for the same period of last year.

Including the one-time merger related expenses, net income available to common shareholders for the second quarter ended June 30, 2018 was $4.2 million, or $0.48 diluted earnings per common share. Annualized return on average assets was 0.83% and return on average tangible common equity was 10.46% for the second quarter of 2018.

Adjusted net income available to common shareholders, excluding $1.6 million of one-timer merger related expenses, net of tax, for the first six months of 2018 was $9.8 million, or $1.17 diluted earnings per common share. This compares to net income available to common shareholders for the same period in 2017 of $7.1 million, or $0.95 diluted earnings per common share. The adjusted net income for the six months ended June 30, 2018 represents an annualized return on average assets of 1.05% and return on average tangible common equity of 12.57% compared to 0.91% and 10.09%, respectively, for the same period of last year.

Including the one-time merger related expenses, net income available to common shareholders for the six months ended June 30, 2018 was $8.2 million, or $0.98 diluted earnings per common share. Annualized return on average assets was 0.88% and return on average tangible common equity was 10.49% for the six months ended June 30, 2018.

On February 28, 2018, MutualFirst Financial, Inc. closed its acquisition of Universal Bancorp and merged Universal's wholly owned subsidiary, BloomBank, into MutualFirst Financial's wholly owned subsidiary, MutualBank. At closing, this acquisition increased total assets by approximately $398 million, total investments by $88 million, total loans by $253 million and total deposits by $315 million. As a result of the acquisition, initial goodwill generated was $21 million and the core deposit intangible was $4.5 million. On April 23, 2018, the system conversion was completed to merge all of the BloomBank customers into MutualBank.

"The conversion of BloomBank customers into MutualBank was a success. This will allow us to focus on realizing the opportunities expected," said David W. Heeter, President and CEO.

Balance Sheet

Assets increased $422 million as of June 30, 2018 compared to December 31, 2017 primarily due to the acquisition of Universal. The gross loan portfolio increased by $285 million primarily due to acquiring the $253 million net loan portfolio of Universal in the first quarter of 2018. Non-residential consumer loans increased by $36 million, or 37% on an annualized basis in the first half of 2018. The mix of loans in our portfolio as of June 30, 2018 compared to December 31, 2017 shifted toward our desired strategic objective through the acquisition. Commercial loans increased to 46.7% compared to 40.3%, residential loans decreased to 37.6% compared to 43.3% and non-residential consumer loans decreased to 15.7% compared to 16.4%.

Deposits increased by $318 million as of June 30, 2018 compared to December 31, 2017 primarily due to an increase of $315 million in the acquisition. As of June 30, 2018, core deposits totaled $1.1 billion, or 70.9% of total deposits and certificates of deposit totaled $443 million, or 29.1% of total deposits. This is compared to a mix of core deposits of 69.1% and certificates of deposit of 30.9 % as of December 31, 2017.

Allowance for loan losses increased to $12.7 million as of June 30, 2018 compared to $12.4 million as of December 31, 2017. The allowance for loan losses to non-performing loans as of June 30, 2018 was 241% compared to 236% as of December 31, 2017. The allowance for loan losses to total loans as of June 30, 2018 was 0.87% compared to 1.05% as of December 31, 2017. Non-performing loans to total loans at June 30, 2018 were 0.36% compared to 0.44% at December 31, 2017. Non-performing assets to total assets were 0.36% at June 30, 2018 compared to 0.38% at December 31, 2017. Loans acquired from Universal in the first quarter of 2018 had an initial credit mark of $4.0 million.

Stockholders' equity was $192.7 million at June 30, 2018, an increase of $42.4 million from December 31, 2017. The increase was primarily due to $42.3 million of capital issued as part of the acquisition of Universal. Other increases included net income available to common shareholders of $8.2 million. These increases were partially offset by a decrease in accumulated other comprehensive income of $5.1 million, due to market value changes in the investment portfolio, and common stock cash dividends paid of $3.1 million during the first half of 2018. The Company's tangible book value per common share as of June 30, 2018 decreased to $19.34 compared to $20.08 as of December 31, 2017 and the tangible common equity ratio decreased to 8.37% as of June 30, 2018 compared to 9.35% as of December 31, 2017. These declines are primarily a result of the acquisition. MFSF's and the Bank's risk-based capital ratios remained in excess of "well-capitalized" levels as defined by all regulatory standards as of June 30, 2018.

Income Statement

Net interest income before the provision for loan losses increased $4.5 million for the quarter ended June 30, 2018 compared to the same period in 2017. The increase in net interest income was a result of an increase of $395.6 million in average interest earning assets, due to the acquisition in the first quarter of 2018 and organic loan growth. An additional benefit was the increase of twenty-seven basis points in net interest margin to 3.56%. The increase in net interest margin is a result of the yield on interest earning assets increasing forty-four basis points partially offset by an increase on the cost of interest bearing liabilities of twenty-two basis points.

Net interest income before the provision for loan losses increased $6.4 million for the first half of 2018 compared to the same period in 2017. The increase was a result of an increase of $279.2 million in average interest earning assets due the acquisition in the first quarter of 2018 and organic loan growth. This increase was aided by the net interest margin increasing to 3.46% in the first half of 2018 compared to 3.25% in the first half of 2017, while the tax equivalent net interest margin increased to 3.53% in the first half of 2018 compared to 3.36% in the comparable period in 2017. The increase in net interest margin is a result of the yield on interest earning assets increasing thirty-six basis points partially offset by an increase on the cost of interest bearing liabilities of twenty basis points.

Provision for loan losses in the second quarter of 2018 was $500,000, a $200,000 increase from last year's comparable period. Provision for loan losses was calculated based on management's ongoing evaluation of the adequacy of the allowance for loan losses, which is partially attributable to an increasing organic loan portfolio and net charge offs of $308,000, or 0.08% of total average loans on an annualized basis, in the second quarter of 2018 compared to net charge offs of $256,000, or 0.09% of total average loans on an annualized basis, in the second quarter of 2017.

The provision for loan losses for the first half of 2018 was $950,000 compared to $500,000 during last year's comparable period. The increase was primarily due to an increasing organic loan portfolio. Net charge-offs for the first half of 2018 equaled $608,000, or 0.09% of loans on an annualized basis compared to $456,000, or 0.08% in the same period of 2017.

Non-interest income for the second quarter of 2018 was $4.8 million, an increase of $134,000 compared to the second quarter of 2017. Increases in non-interest income included an increase of $245,000 in service fee income on deposit accounts aided by increases in interchange fee income along with increases due to the acquisition. This increase was partially offset by a $209,000 decrease in net gain on loan sales due to lower mortgage loan production and a decrease of $173,000 in net gain on sale of investments.

Non-interest income for the first half of 2018 was $9.2 million, an increase of $445,000 compared to the first half of 2017. An increase of $409,000 in service fee income was a result of increasing interchange fees and increases due to the acquisition and an increase of $290,000 in other income was primarily a result of death benefits received in the first quarter of 2018. These increases were partially offset by a decrease of $344,000 in net gain on sale of loans due to lower mortgage banking activity and a decrease of $148,000 in net gain on sale of investments.

Non-interest expense increased $4.9 million when comparing the second quarter of 2018 with the same period in 2017. The increase was primarily due to the acquisition and integration of Universal, which included severance, integration and termination expenses. One-time pretax merger related expenses, primarily in salaries and other expenses, were $1.4 million in the second quarter of 2018 with no similar activity in the same period of 2017.

Non-interest expense increased $6.5 million when comparing the first half of 2018 with the same period in 2017. This increase was directly related to the acquisition and integration of Universal into MutualFirst in the first half of 2018. One-time pretax merger related expenses were approximately $2.0 million in the first half of 2018.

The effective tax rate for the second quarter of 2018 was 12.3% compared to 25.6% in the same quarter of 2017. The effective tax rate for the first six months of 2018 was 12.5% compared to 25.0% for the same period in 2017. The primary reason for the decline was the reduction of the corporate tax rate to 21% and an increase in non-taxable income compared to total income. The effective tax rate for 2018 has been less than expected primarily due to one-time merger related expenses.

"We are pleased with the first half of 2018. We believe with the acquisition and conversion behind us, it will allow our team the ability to focus on delivering continued momentum into the second half of 2018. We believe our Indiana market presence, along with a strong Indiana economy, will provide us more opportunities to increase shareholder value," Mr. Heeter concluded.

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution since 1889. MutualBank has thirty-nine full-service retail financial centers throughout Indiana. MutualBank has two offices located in Fishers and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank also operates a wholly owned subsidiary named Summit Mortgage which operates out of Fort Wayne, Indiana. MutualBank provides a full range of financial services including commercial and business banking, personal banking, wealth management, trust services, investments and internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF". Additional information can be found online at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

MutualFirst Financial, Inc. Selected Financials

			(Audited)
	June 30,	March 31,	December 31,	June 30,
Balance Sheet (Unaudited):	2018	2018	2017	2017
	(000)	(000)	(000)	(000)
Assets
Cash and cash equivalents	$ 33,005	$ 41,069	$ 27,341	$25,168
Interest-bearing time deposits	4,482	4,627	1,853	2,046
Investment securities - AFS	362,162	354,145	277,378	256,642
Loans held for sale	3,927	3,686	4,577	8,796
Loans, gross	1,464,735	1,449,426	1,180,145	1,184,353
Allowance for loan losses	(12,729)	(12,537)	(12,387)	(12,426)
Net loans	1,452,006	1,436,889	1,167,758	1,171,927
Premises and equipment, net	25,984	26,208	21,539	20,886
FHLB of Indianapolis stock	12,820	12,820	11,183	11,183
Deferred tax asset, net	11,492	10,665	7,530	10,800
Cash value of life insurance	59,531	59,209	52,707	52,155
Other real estate owned and repossessed assets	1,942	1,753	733	709
Goodwill	22,479	23,869	1,800	1,800
Core deposit and other intangibles	4,134	4,509	127	233
Other assets	17,388	16,656	14,406	13,604
Total assets	$ 2,011,352	$ 1,996,105	$ 1,588,932	$1,575,949

Liabilities and Stockholders' Equity
Deposits	$ 1,520,234	$ 1,540,452	$ 1,202,034	$1,172,985
FHLB advances	263,367	230,546	217,163	235,991
Other borrowings	18,037	18,110	4,232	4,211
Other liabilities	17,026	15,935	15,221	16,436
Stockholders' equity	192,688	191,062	150,282	146,326
Total liabilities and stockholders' equity	$ 2,011,352	$ 1,996,105	$ 1,588,932	$1,575,949

	Three Months	Three Months	Three Months	Three Months		Six Months	Six Months
	Ended	Ended	Ended	Ended		Ended	Ended
	June 30,	March 31,	December 31,	June 30,		June 30,	June 30,
Income Statement (Unaudited):	2018	2018	2017	2017		2018	2017
	(000)	(000)	(000)	(000)		(000)	(000)

Total interest and dividend income	$ 20,621	$ 16,748	$ 15,081	$ 14,652		$ 37,369	$ 28,761
Total interest expense	4,013	3,164	2,888	2,565		7,177	4,961

Net interest income	16,608	13,584	12,193	12,087		30,192	23,800
Provision for loan losses	500	450	350	300		950	500
Net interest income after provision
for loan losses	16,108	13,134	11,843	11,787		29,242	23,300

Non-interest income
Service fee income	1,959	1,564	1,819	1,714		3,523	3,114
Net realized gain on sales of AFS securities	106	154	255	279		260	408
Commissions	1,368	1,262	1,253	1,318		2,630	2,514
Net gain on sale of loans	736	635	1,162	945		1,371	1,715
Net servicing fees	154	150	85	96		304	197
Increase in cash value of life insurance	322	289	278	288		611	560
Net gain (loss) on sale of other real estate and repossessed assets	11	(68)	(87)	(75)		(57)	(21)
Other income	148	449	83	105		597	307
Total non-interest income	4,804	4,435	4,848	4,670		9,239	8,794

Non-interest expense
Salaries and employee benefits	8,628	7,289	7,098	6,534		15,917	13,260
Net occupancy expenses	995	897	773	763		1,892	1,572
Equipment expenses	698	556	466	438		1,254	865
Data processing fees	676	593	622	541		1,269	1,095
Advertising and promotion	499	360	318	303		859	614
ATM and debit card expense	573	471	392	410		1,044	828
Deposit insurance	225	257	162	168		482	381
Professional fees	472	782	680	408		1,254	804
Software subscriptions and maintenance	691	594	541	567		1,285	1,136
Other real estate and repossessed assets	44	45	45	33		89	80
Other expenses	2,662	1,133	840	1,052		3,795	1,988
Total non-interest expense	16,163	12,977	11,937	11,217		29,140	22,623

Income before income taxes	4,749	4,592	4,754	5,240		9,341	9,471
Income tax provision	584	585	3,294	1,342		1,169	2,367
Net income available to common shareholders	$ 4,165	$ 4,007	$ 1,460	$ 3,898		$ 8,172	$ 7,104

Pre-tax pre-provision earnings (1)	$ 5,249	$ 5,042	$ 5,104	$ 5,540		$ 10,291	$ 9,971

Average Balances, Net Interest Income, Yield Earned and Rates Paid
		Three			Three
		months ended			months ended
		6/30/2018			6/30/2017
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$ 25,632	$ 63	0.98%	$ 24,059	$ 37	0.62%
Mortgage-backed securities:
Available-for-sale	212,150	1,442	2.72	159,559	977	2.45
Investment securities:
Available-for-sale	153,875	1,251	3.25	93,956	768	3.27
Loans receivable	1,462,335	17,739	4.85	1,182,502	12,753	4.31
Stock in FHLB of Indianapolis	12,820	126	3.93	11,183	117	4.18
Total interest-earning assets (2)	1,866,812	20,621	4.42	1,471,259	14,652	3.98
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	135,591			98,254
Total assets	$ 2,002,403			$ 1,569,513

Interest-Bearing Liabilities:
Demand and NOW accounts	$ 404,823	582	0.58	$ 308,047	298	0.39
Savings deposits	191,637	5	0.01	139,766	4	0.01
Money market accounts	207,290	251	0.48	166,272	126	0.30
Certificate accounts	456,284	1,703	1.49	387,138	1,206	1.25
Total deposits	1,260,034	2,541	0.81	1,001,223	1,634	0.65
Borrowings	257,066	1,472	2.29	220,004	931	1.69
Total interest-bearing liabilities	1,517,100	4,013	1.06	1,221,227	2,565	0.84
Non-interest bearing deposit accounts	280,791			187,791
Other liabilities	17,230			15,664
Total liabilities	1,815,121			1,424,682
Stockholders' equity	187,282			144,831
Total liabilities and stockholders' equity	$ 2,002,403			$ 1,569,513

Net interest earning assets	$ 349,712			$ 250,032

Net interest income		$ 16,608			$ 12,087

Net interest rate spread (4)			3.36%			3.14%

Net yield on average interest-earning assets (4)			3.56%			3.29%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.63%			3.39%

Average interest-earning assets to
average interest-bearing liabilities			123.05%			120.47%

		Six			Six
		months ended			months ended
		6/30/2018			6/30/2017
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$ 23,659	$ 130	1.10%	$ 22,742	$ 62	0.55%
Mortgage-backed securities:
Available-for-sale	194,051	2,569	2.65	160,364	1,976	2.46
Investment securities:
Available-for-sale	142,366	2,290	3.22	92,767	1,490	3.21
Loans receivable	1,371,428	32,063	4.68	1,177,526	25,002	4.25
Stock in FHLB of Indianapolis	12,293	317	5.16	11,150	231	4.14
Total interest-earning assets (2)	1,743,797	37,369	4.29	1,464,549	28,761	3.93
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	122,249			97,819
Total assets	$ 1,866,046			$ 1,562,368

Interest-Bearing Liabilities:
Demand and NOW accounts	$ 373,483	1,019	0.55	$ 298,956	498	0.33
Savings deposits	174,578	10	0.01	139,600	7	0.01
Money market accounts	195,467	471	0.48	170,660	251	0.29
Certificate accounts	431,089	3,147	1.46	386,147	2,343	1.21
Total deposits	1,174,617	4,647	0.79	995,363	3,099	0.62
Borrowings	246,006	2,530	2.06	224,961	1,862	1.66
Total interest-bearing liabilities	1,420,623	7,177	1.01	1,220,324	4,961	0.81
Non-interest bearing deposit accounts	253,418			183,511
Other liabilities	16,637			15,577
Total liabilities	1,690,678			1,419,412
Stockholders' equity	175,368			142,956
Total liabilities and stockholders' equity	$ 1,866,046			$ 1,562,368

Net interest earning assets	$ 323,174			$ 244,225

Net interest income		$ 30,192			$ 23,800

Net interest rate spread (4)			3.28%			3.11%

Net yield on average interest-earning assets (4)			3.46%			3.25%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.53%			3.36%

Average interest-earning assets to
average interest-bearing liabilities			122.75%			120.01%

	Three Months	Three Months	Three Months	Three Months		Six Months	Six Months
	Ended	Ended	Ended	Ended		Ended	Ended
	June 30,	March 31,	December 31,	June 30,		June 30,	June 30,
Selected Financial Ratios and Other Financial Data (Unaudited):	2018	2018	2017	2017		2018	2017

Share and per share data:
Average common shares outstanding:
Basic	8,577,017	7,810,916	7,389,394	7,344,233		8,196,083	7,338,377
Diluted	8,731,611	7,965,893	7,526,416	7,487,489		8,350,868	7,484,018
Per common share:
Basic earnings	$ 0.49	$ 0.51	$ 0.20	$ 0.53		$ 1.00	$ 0.97
Diluted earnings	$ 0.48	$ 0.50	$ 0.19	$ 0.52		$ 0.98	$ 0.95
Dividends	$ 0.18	$ 0.18	$ 0.18	$ 0.16		$ 0.36	$ 0.32

Dividend payout ratio	37.50%	36.00%	94.74%	30.77%		36.73%	33.68%

Performance Ratios:
Return on average assets (ratio of net
income to average total assets)(4)	0.83%	0.93%	0.37%	0.99%		0.88%	0.91%
Return on average tangible common equity (ratio of net
income to average tangible common equity)(4)	10.46%	10.53%	3.89%	10.92%		10.49%	10.09%
Interest rate spread information:
Average during the period(4)	3.36%	3.18%	3.11%	3.14%		3.28%	3.11%

Net interest margin(4)(5)	3.56%	3.35%	3.27%	3.29%		3.46%	3.25%

Efficiency Ratio	75.49%	72.02%	70.05%	66.94%		73.90%	69.41%

Ratio of average interest-earning
assets to average interest-bearing
liabilities	123.05%	122.19%	121.44%	120.47%		122.75%	120.01%

Allowance for loan losses:
Balance beginning of period	$ 12,537	$ 12,387	$ 12,378	$ 12,382		$ 12,387	$ 12,382
Net charge-offs (recoveries):
Real Estate:
Commercial	0	53	0	(1)		53	(1)
Commercial construction and development	0	0	0	0		0	0
Consumer closed end first mortgage	56	12	24	80		68	121
Consumer open end and junior liens	20	0	0	8		20	8
Total real estate loans	76	65	24	87		141	128
Other loans:
Auto	(1)	(10)	5	19		(11)	26
Boat/RV	185	131	208	91		316	234
Other	58	30	37	52		88	68
Commercial and industrial	(10)	84	67	7		74	0
Total other	232	235	317	169		467	328

Net charge-offs (recoveries)	308	300	341	256		608	456
Provision for loan losses	500	450	350	300		950	500
Balance end of period	$ 12,729	$ 12,537	$ 12,387	$ 12,426		$ 12,729	$ 12,426

Net loan charge-offs to average loans (4)	0.08%	0.09%	0.11%	0.09%		0.09%	0.08%

	June 30,	March 31,	December 31,	June 30,
	2018	2018	2017	2017

Total shares outstanding	8,587,424	8,574,924	7,389,394	7,344,233
Tangible book value per common share	$ 19.34	$ 18.97	$ 20.08	$ 19.65
Tangible common equity to tangible assets	8.37%	8.27%	9.35%	9.17%

Nonperforming assets (000's)
Non-accrual loans
Real Estate:
Commercial	$ 1,753	$ 1,415	$ 1,107	$ 1,199
Commercial construction and development	-	17	-	-
Consumer closed end first mortgage	2,661	3,633	3,409	1,679
Consumer open end and junior liens	251	223	309	238
Total real estate loans	4,665	5,288	4,825	3,116
Other loans:
Auto	31	11	22	4
Boat/RV	290	367	198	342
Other	92	21	16	10
Commercial and industrial	183	208	159	39
Total other	596	607	395	395
Total non-accrual loans	5,261	5,895	5,220	3,511
Accruing loans past due 90 days or more	15	38	31	27
Total nonperforming loans	5,276	5,933	5,251	3,538
Real estate owned	1,584	1,390	251	326
Other repossessed assets	358	363	482	383
Total nonperforming assets	$ 7,218	$ 7,686	$ 5,984	$ 4,247

Performing restructured loans (6)	$ 1,525	$ 913	$ 1,389	$ 2,071

Asset Quality Ratios:
Non-performing assets to total assets	0.36%	0.39%	0.38%	0.27%
Non-performing loans to total loans	0.36%	0.41%	0.44%	0.30%
Allowance for loan losses to non-performing loans	241%	211%	236%	351%
Allowance for loan losses to loans receivable	0.87%	0.86%	1.05%	1.05%

	Three Months	Three Months	Three Months	Three Months		Six Months	Six Months
	Ended	Ended	Ended	Ended		Ended	Ended
	June 30,	March 31,	December 31,	June 30,		June 30,	June 30,
Non-GAAP Measurements (7)	2018	2018	2017	2017		2018	2017

Total stockholders' equity (GAAP)	$ 192,688	$ 191,062	$ 150,282	$ 146,326		$ 192,688	$ 146,326
Less: Intangible assets	26,613	28,378	1,927	2,033		26,613	2,033
Tangible common equity (non-GAAP)	$ 166,075	$ 162,684	$ 148,355	$ 144,293		$ 166,075	$ 144,293

Total assets (GAAP)	$ 2,011,352	$ 1,996,105	$ 1,588,932	$ 1,575,949		$ 2,011,352	$ 1,575,949
Less: Intangible assets	26,613	28,378	1,927	2,033		26,613	2,033
Tangible assets (non-GAAP)	$ 1,984,739	$ 1,967,727	$ 1,587,005	$ 1,573,916		$ 1,984,739	$ 1,573,916

Tangible common equity to tangible assets (non-GAAP)	8.37%	8.27%	9.35%	9.17%		8.37%	9.17%

Book value per common share (GAAP)	$ 22.44	$ 22.28	$ 20.34	$ 19.92		$ 22.44	$ 19.92
Less: Effect of intangible assets	3.10	3.31	0.26	0.27		3.10	0.27
Tangible book value per common share	$ 19.34	$ 18.97	$ 20.08	$ 19.65		$ 19.34	$ 19.65

Return on average stockholders' equity (GAAP)	8.90%	9.81%	3.84%	10.77%		9.32%	9.94%
Add: Effect of intangible assets	1.56%	0.72%	0.05%	0.15%		1.17%	0.15%
Return on average tangible common equity (non-GAAP)	10.46%	10.53%	3.89%	10.92%		10.49%	10.09%

Total tax free interest income (GAAP)
Loans receivable	$ 108	$ 100	$ 104	$ 106		$ 208	$ 213
Investment securities	1,139	944	743	661		2,083	1,308
Total tax free interest income	$ 1,247	$ 1,044	$ 847	$ 767		$ 2,291	$ 1,521
Total tax free interest income, gross (at 21%, or 34% prior to 2018)	$ 1,578	$ 1,322	$ 1,283	$ 1,162		$ 2,900	$ 2,305

Net interest margin, tax equivalent (non-GAAP)
Net interest income (GAAP)	$ 16,608	$ 13,584	$ 12,193	$ 12,087		$ 30,192	$ 23,800
Add: Tax effect tax free interest income (3)	331	278	436	395		609	784
Net interest income (non-GAAP)	16,939	13,862	12,629	12,482		30,801	24,584
Divided by: Average interest-earning assets	1,866,812	1,620,871	1,489,596	1,471,259		1,743,797	1,464,549
Net interest margin, tax equivalent	3.63%	3.42%	3.39%	3.39%		3.53%	3.36%

One-time merger related expenses
Non-tax deductible	$ -	$ 220				$ 220
Tax deductible	1,387	385				1,772
Total one-time merger related expenses	$ 1,387	$ 605				$ 1,992
Subtract tax benefit	291	81				372
Net one-time merger related expenses	$ 1,096	$ 524				$ 1,620
Net income (GAAP)	4,165	4,007				8,172
Net income excluding one-time merger expenses (non-GAAP)	$ 5,261	$ 4,531				$ 9,792

Adjusted diluted earnings per share
Net income excluding one-time merger expenses (non-GAAP)	$ 5,261	$ 4,531				$ 9,792
Average diluted shares	8,731,611	7,965,893				8,350,868
Adjusted diluted earnings per share (non-GAAP)	$ 0.60	$ 0.57				$ 1.17

Adjusted return on assets
Net income excluding one-time merger expenses (non-GAAP)	$ 5,261	$ 4,531				$ 9,792
Average assets	2,002,403	1,729,690				1,866,046
Adjusted return on average assets (non-GAAP)	1.05%	1.05%				1.05%

Adjusted return on tangible common equity
Net income excluding one-time merger expenses (non-GAAP)	$ 5,261	$ 4,531				$ 9,792
Average tangible common equity	159,225	152,276				155,751
Adjusted return on average tangible common equity (non-GAAP)	13.22%	11.90%				12.57%

Ratio Summary:
Return on average equity	8.90%	9.81%	3.84%	10.77%		9.32%	9.94%
Return on average tangible common equity	10.46%	10.53%	3.89%	10.92%		10.49%	10.09%
Return on average assets	0.83%	0.93%	0.37%	0.99%		0.88%	0.91%
Tangible common equity to tangible assets	8.37%	8.27%	9.35%	9.17%		8.37%	9.17%
Net interest margin, tax equivalent	3.63%	3.42%	3.39%	3.39%		3.53%	3.36%

(1) Pre-tax pre-provision income is calculated by taking net income available to common shareholders and adding income tax provision and provision for loan losses.

(2) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

(3) Tax equivalent margin is calculated by taking non-taxable interest and grossing up by 21% applicable tax rate for 2018 and 34% applicable tax rate prior to 2018.

(4) Ratios for the three and six month periods have been annualized.

(5) Net interest income divided by average interest earning assets.

(6) Performing restructured loans are excluded from non-performing ratios. Restructured loans that are on non-accrual are in the non-accrual loan categories.

(7)   This earnings release and selected financials contain GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding MutualFirst's results of operations or financial position. This table shows non-GAAP financial measures and  the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure.

CONTACT: Chris Cook, Senior Vice President, Treasurer and CFO of MutualFirst Financial, Inc. (765) 747-2945